Alberta

                                           ENERGY

O I L    S A N D S    L E A S E
NO.  7406080083

Term Commencement Date: August 10, 2006

Lessee:

SCOTT LAND & LEASE LTD.	100.0000000%

OSLF
29-06-06

          WHEREAS Her Majesty is the owner of the minerals in respect of which rights are granted under this Lease;

          THEREFORE, subject to the terms and conditions contained in this Lease, Her Majesty grants to the Lessee, insofar as Her Majesty has the right to grant the same, the exclusive right to drill for, win, work and recover the Leased Substances within the Location, together with the right to remove from the Location any Leased Substances recovered, for the term of fifteen (15) years computed from the Term Commencement Date and, subject to the Mines and Minerals Act, for so long after the expiration of that term as this Lease is permitted to continue under the Mines and Minerals Act,

          RESERVING AND PAYING to Her Majesty,

(a)	in respect of each year during which this Lease remains in effect, a clear yearly rental computed at the rate prescribed by, and payable in accordance with, the Mines and Minerals Act, and

(b)

the royalty on all Leased Substances recovered pursuant to this Lease, that is now or may hereafter from time to time be prescribed by, and that is payable in accordance with, the Mines and Minerals Act, such royalty to be calculated free of any deductions except those that are permitted under the Mines and Minerals Act.

1(1)	In this Lease, a reference to the Mines and Minerals Act or to any other Act of the Legislature of Alberta referred to in section 2(2)(b) of this Lease shall be construed as a reference to

(a)	that Act, as amended from time to time,

(b)	any replacement of all or part of that Act from time to time enacted by the Legislature, as amended from time to time, and

(c)	any regulations, orders, directives or other subordinate legislation from time to time made under any enactment referred to in clause (a) or (b), as amended from time to time.

(2)	In this Lease,

	(a)	"Her Majesty" means Her Majesty in right of Alberta, as represented by the Minister of Energy of the Province of Alberta;

	(b)	"Leased Substances" means the minerals described under the heading "Description of Location and Leased Substances" in the Appendix to this Lease;

     OSLF
29-06-06

(c)	"Location" means the subsurface area or areas underlying the surface area of the Tract and described in the Appendix to this Lease under the heading "Description of Location and Leased Substances";

(d)	"Term Commencement Date" means the date shown on the first page of this Lease as the Term Commencement Date;

(e)	"Tract" means the tract or tracts of land described under the heading "Description of Location and Leased Substances" in the Appendix to this Lease;

2.	This Lease is granted upon the following conditions:

(1)	The Lessee shall pay to Her Majesty the rental and royalty reserved under this Lease.

(2)	The Lessee shall comply with the provisions of

	(a)	the Mines and Minerals Act, and

(b)

the Oil Sands Conservation Act or any other Acts of the Legislature of Alberta that prescribe, apply to or affect the rights and obligations of a lessee of oil sands rights that are the property of Her Majesty, or that relate to, apply to or affect the Lessee in the conduct of its operations or activities under this Lease.

The provisions of the Acts referred to in subsection (2) of this section are deemed to be incorporated into and to form part of this Lease.

In the event of conflict between a provision of this Lease and a provision referred to in subsection (2) of this section, the latter provision prevails.

The Lessee shall not claim or purport to exercise any rights, prerogatives, privileges or immunities that would otherwise exempt the Lessee from compliance with any of the provisions of the Mines and Minerals Act or of any other Act of the Legislature of Alberta referred to in subsection (2)(b) of this section.

(6)	The Lessee shall keep Her Majesty indemnified against

(a)

all actions, claims and demands brought or made against Her Majesty by reason of anything done or omitted to be done, whether negligently or otherwise, by the Lessee or any other person in the exercise or purported exercise of the rights granted and duties imposed under this Lease, and

(b)	all losses, damages, costs, charges and expenses that Her Majesty sustains or incurs in connection with any action, claim or demand referred to in clause (a).

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29-06-06

(7)

In the event that any Leased Substances obtained or produced from the Location are lost or cannot be accounted for due to or as a result of the wrongful act or omission, neglect, carelessness, wilful default or fraud of the Lessee or of any other person conducting operations or activities pursuant to or under the authority of this Lease, the Lessee shall compensate Her Majesty for the fair value as determined by Her Majesty of Her Majesty's royalty share of the quantity of the Leased Substances so lost or unaccounted for.

(8)	The use in this Lease of the words "Lessee", "Lease", "Leased Substances" or "rental," or of any other words or expressions,

(a)	does not create any implied covenant or implied liability on the part of Her Majesty, and

(b)	does not create the relationship of landlord and tenant between Her Majesty and the Lessee for any purpose.

(9)	This Lease is also subject to the special provisions, if any, contained in the Appendix to this Lease.

APPENDIX

TO

15 YEAR PEACE RIVER OIL SANDS LEASE NO. 7406080083

TERM COMMENCEMENT DATE:

AUGUST 10, 2006

AGGREGATE AREA:

1024 HECTARES

DESCRIPTION OF LOCATION AND LEASED SUBSTANCES:

5-22-078: 1;2;11;14

OIL SANDS BELOW THE TOP OF THE PEACE RIVER FM
AS DESIGNATED IN DRRZD 40
INTERVAL: 3 760.00 - 4 008.00 FEET
KEY WELL: 00/07-09-076-08W6/0
LOG TYPE: BOREHOLE COMPENSATED SONIC

TO THE BASE OF THE BLUESKY-BULLHEAD
AS DESIGNATED IN DRRZD 21
INTERVAL: 2 754.00 - 3 043.00 FEET
KEY WELL: 00/10-32-081-01W6/0
LOG TYPE: DUAL INDUCTION SPHERICALLY FOCUSED

SPECIAL PROVISIONS: NIL